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                                                                      EXHIBIT 21
                               Polymer Group, Inc.

                       Subsidiaries of Polymer Group, Inc.



     Subsidiary                             Jurisdiction of Incorporation
     ----------                             -----------------------------

     PGI Polymer, Inc.                              Delaware
     Chicopee Holdings, Inc.                        Delaware
     Chicopee, Inc.                                 Delaware
     Chicopee Holdings B.V.                         The Netherlands, Delaware*
     Chicopee B.V.                                  The Netherlands
     FiberTech Group, Inc.                          Delaware
     Technetics Group, Inc.                         Delaware
     Fibergol Corporation                           Delaware
     Bonlam S.A. de C.V.                            Mexico
     Fabrene Group, Inc.                            Canada
     Fabrene Inc.                                   Canada
     Fabrene Corp.                                  Delaware
     Fabrene L.L.C.                                 Delaware
     PNA Corp.                                      Delaware
     FNA Polymer Corp.                              Delaware




* Pursuant to a certificate of domestication filed with the Secretary of State of Delaware on September 19, 1996, this subsidiary was incorporated in the State of Delaware under the name Chicopee Holdings (Netherlands) B.V. Corporation.

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